DEMAND PROMISSORY NOTE

FOR VALUE RECEIVED TEXADA VENTURES INC. unconditionally promises to pay to or to the order of IFG TRUST SERVICES Inc. on demand at Vancouver, BC the sum of $ 27,500 USD (Twenty Seven Thousand Five Hundred Dollars) in US Funds, bearing no interest.

The principal of this Promissory Note shall be paid in US dollars without set-off or counterclaim.

Texada Ventures Inc. waives presentment, protest and notice of any kind in the enforcement of this Promissory Note.

Made at Vancouver, BC this 15th day of February, 2010.

TEXADA VENTURES INC.

Per: ______________________
(Authorized Signing Officer)

IFG TRUST SERVICES INC.

Per: ______________________
(Authorized Signing Officer)